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                                                                    Exhibit 99.1

                           CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the 10-Q of Agility Capital, Inc. (the 'Company') an 10-Q for the quarterly period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. 'SS' 11150, as adopted pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: August 15, 2002

                                          /s/ William O. Winsauer
                                          --------------------------------------
                                          Name:  William O. Winsauer
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer


                                          /s/ A. Dale Henry
                                          --------------------------------------
                                          Name:  A. Dale Henry
                                          Title: Chief Financial Officer and
                                                 Principal Accounting Officer

    The foregoing certification is being furnished solely pursuant to 18 U.S.C. 'SS' 1350 and is not being filed as part of the Report or as a separate disclosure document.